U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2007

AMERICAN SECURITY RESOURCES CORPORATION
(Formerly Kahuna Network Security Inc.)
(Formerly Computer Automation Systems, Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-27419	75-2749166
(Commission File Number)	(I.R.S. Employer Identification No.)

9601 Katy Freeway, Suite 220
Houston, Texas, 77024
(Address of principal executive offices including zip code)

713-465-1001
(Registrant’s telephone number, including area code)

Item 5.02 Departure of Director or Principal Officer; Election of Directors; Appointment of Principal Officers

Marlin Williford was elected Chief Financial Officer at the Board of Directors meeting held 25 July.

Mr. Williford is the President of CapNet Risk and Financial Management, a provider of CFO and risk management services to middle market companies with annual revenues from one to fifty million dollars.

The Board created the position of Controller and appointed Nancy Finney, CPA, to fill that post. Ms. Finney is an officer of CapNet Risk and Financial Management and has previously served as a treasurer, CFO, accounting manager and auditor of firms ranging from Coopers & Lybrand to Tenneco Realty, Inc. and Diversified Credit Service.

Mr. Williford replaces Randall Newton, CPA.

A press release was issued July 26, 2007, which is included as a schedule herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION
Date: July 30, 2007	By: /s/ Frank Neukomm
Frank Neukomm, Chairman of the Board

For Immediate Release

ARSC Expands Financial Team to Handle Growth, Selects New Auditor

Houston, TX- July 26, 2007 – American Security Resources Corporation (OTCBB: ARSC) announced that it has retained CapNet Risk and Financial Management (CapNet) to provide CFO and Controller functions. Bob Farr, President and COO of ARSC, commented, “With our acquisition strategy and as we move from development stage to revenue, we feel it is necessary to beef up our financial management and accounting staff. We have appointed Marlin Williford, President of CapNet, as Chief Financial Officer and Nancy Kinney as Controller, a new position for us. Also, we have retained James B. McElravy, CPA, P.C. as our Auditor replacing Malone & Bailey. This is driven by our growth and acquisition plan not by any dispute with Malone & Bailey.”

About CapNet Risk and Financial Management
CapNet is an established provider of CFO, Accounting and Risk Management services to middle market companies ranging in size from one to fifty million dollars in annual revenue. The officers of CapNet, Marlin Williford, President and Nancy Kinney, Controller, provide their clients more than 40 years of banking, finance, and accounting experience. Their entrepreneurial experience offers a common perspective to understanding the needs and challenges of growing companies. For more information please see: www.capnetsecurities.com .

American Security Resources Corporation
ARSC is a holding company actively seeking to acquire and develop clean energy companies and technologies. ARSC’s Hydra subsidiary is developing high volume, mass producible hydrogen fuel cells. Its American Hydrogen Corp. subsidiary is developing an inexpensive method to produce hydrogen from ammonia. ARSC’s newly formed American Wind Power Corp. will be developing residential scale wind turbines based on the patented Noble Wind Turbine design. It also has an LOI to acquire additional wind power capabilities. For more information, please see: www.americansecurityresources.com
ARSC is a component of the Ludlow Energy SmallCap Index www.ludlowcapital.com/indices .

Safe Harbor Statement
This news release contains certain “forward looking statements” within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934.Although the Company believes the expectations reflected in such forward looking statements are reasonable, it can provide no assurance that actual results will meet or exceed such expectations.

For more information, please contact:

Frank Neukomm or Bob Farr
American Security Resources Corporation
713-465-1001
info@amsrcorp.com